UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A (Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No. __)
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☐	Definitive Proxy Statement

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PLATINUM ENERGY RESOURCES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PLATINUM ENERGY RESOURCES, INC.
25 Phillips Parkway
Montvale, New Jersey 07645
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 26, 2007

To the Stockholders of Platinum Energy Resources, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Platinum Energy Resources, Inc. (‘‘Platinum’’), a Delaware corporation, will be held at 10:00 a.m. eastern time, on October 26, 2007, at the offices of Sills Cummis & Gross P.C., One Rockefeller Plaza, New York, New York 10020 for the following purposes:

(1) to consider and vote upon a proposal to approve and authorize the Asset Acquisition Agreement and Plan of Reorganization, dated October 4, 2006, among Platinum, PER Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Platinum (‘‘Acquisition Sub’’), Tandem Energy Corporation, a Colorado corporation (‘‘TEC’’), and certain affiliates of TEC, as amended, and the transactions contemplated thereby; we refer to this proposal as the asset acquisition proposal;

(2) to consider and vote upon a proposal to approve and authorize the amendment and restatement of the certificate of incorporation of Platinum to delete the preamble and sections A through D, inclusive, of Article Sixth from the certificate of incorporation from and after the consummation of the asset acquisition, as these provisions will no longer be applicable to Platinum; we refer to this proposal as the amendment proposal; and

(3) to consider and vote upon a proposal to approve and authorize the Platinum Energy Resources, Inc. 2006 Long-Term Incentive Plan (an equity-based incentive compensation plan); we refer to this proposal as the incentive compensation plan proposal.

These proposals will be described in a proxy statement to be mailed to stockholders, which we encourage you to read in its entirety before voting. Only holders of record of Platinum common stock at the close of business on October 11, 2007 are entitled to notice of the special meeting of stockholders and to vote at the special meeting and any adjournments or postponements of the special meeting. Only the holders of record of Platinum common stock on that date are entitled to have their votes counted at the Platinum special meeting and any adjournments or postponements of the special meeting. Platinum will not transact any other business at the special meeting except for business properly brought before the special meeting or any adjournment or postponement of it by Platinum’s board of directors.

By Order of the Board of Directors Mark Nordlicht Chairman of the Board

October 15, 2007

Platinum stockholders are urged to read the preliminary proxy statement and, when available, the definitive proxy statement regarding the proposed asset acquisition because it contains important information. Copies of filings by Platinum Energy, which will contain information about Platinum Energy and Tandem Energy Corporation, will be available without charge, when filed, at the Securities and Exchange Commission's internet site (http://www.sec.gov), and, when filed, will be available from Platinum Energy, without charge, by directing a request to Platinum Energy Resources, Inc., 25 Phillips Parkway, Montvale, NJ 07645.

The respective directors and executive officers of Platinum Energy and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Platinum Energy's directors and executive officers is available in the Preliminary Proxy Statement filed with the Securities and Exchange Commvission on October 4, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the Securities and Exchange Commission when they become available. We have also retained the proxy soliciting firm of Morrow & Co., Inc. to solicit proxies on our behalf.